SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 16, 2007

SVI MEDIA, INC.
(FORMERLY OXFORD MEDIA, INC.)
__________________

(Exact name of registrant as specified in its charter)

NEVADA	000-51125	20-3270909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Technology Drive
Building H, Irvine, California  92618
(Address of Principal Executive Offices)

(949) 341-0050
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry Into A Material Definitive Agreement

On October 16, 2007, our Board of Directors accepted and ratified and a Settlement and Mutual Release Agreement (the “Settlement Agreement”) with our Chief Executive Officer and member of our Board, Lewis Jaffe. We entered into the Settlement Agreement with Mr. Jaffe on October 16, 2007. The more important terms of the Settlement Agreement are summarized as follows:

1.     Mr. Jaffe resigned as Chief Executive Officer effective October 31, 2007, which will be Mr. Jaffe’s last day of employment. Until that time he will continue to act as our Chief Executive Officer.

2.     Mr. Jaffe resigned from our Board as of October 17, 2007.

3.     Mr. Jaffe agreed to terminate his employment agreement with us and waive all rights he might have to any further compensation or payment of any kind under that Employment Agreement.

4.     Mr. Jaffe released our Company and all of our controlled entities from all claims, losses, fines, penalties, damages, demands, judgments, debts, obligations, interests, liabilities, causes of action, breaches of duty, costs, expenses, judgments, and injunctions of any nature whatsoever, whether known or unknown.

5.     Our Company agreed to pay, and Mr. Jaffe agreed to accept, the accrued salary owed to Mr. Jaffe in the amount of Ninety Two Thousand Five Hundred Seventy Six Dollars and Ninety Two Cents ($92,576.92), without imposition of any interest or further amounts, upon the earlier of the following to occur: (i) the sale of substantially all of SVI’s assets or outstanding shares of stock; or, (ii) SVI reports that it is profitable in any Form 10K or 10Q filed with the Securities and Exchange Commission.

6.     Our Company agreed to pay, and Mr. Jaffe agreed to accept, the accrued vacation pay owed to Mr. Jaffe in the amount of Twenty Five Thousand Eight Hundred Twenty Three Dollars ($25,823) without imposition of any interest or further amounts, on or before November 5, 2007.

7.     The Company, at its sole cost and expense, shall maintain in full force and effect the health insurance benefits provided to Mr. Jaffe for a period of twelve (12) months from October 16, 2007.

8.     Our Company agreed to release Mr. Jaffe and his controlled or affiliated entities from all claims, losses, fines, penalties, damages, demands, judgments, debts, obligations, interests, liabilities, causes of action, breaches of duty, costs, expenses, judgments, and injunctions of any nature whatsoever, whether known or unknown.

9.     Mr. Jaffe and our Company agreed to certain additional obligations under the Settlement Agreement.

A copy of the Settlement Agreement is attached to this current report as Exhibit 10.1.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 16, 2007, Lew Jaffe resigned his position as Chief Executive Officer of our Company effective as of October 31, 2007. Mr. Jaffe’s departure was voluntary and in conjunction with the Settlement Agreement discussed in Item 1.01 of this current report.

On October 16, 2007, Lew Jaffe resigned his position as a member of our Board of Directors effective as of October 17, 2007. Mr. Jaffe’s departure was voluntary and in conjunction with the Settlement Agreement discussed in Item 1.01 of this current report. Mr. Jaffe’s position on the Board was not immediately filled.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits

The following exhibit is furnished with this report:

Exhibit No.	Exhibit Description

10.1	Settlement and Mutual Release Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SVI MEDIA, INC.

/s/ BRIAN WEISS
BRIAN WEISS, Chief Financial Officer

Date:   October 18 2007